Exhibit 10.2

MANAGEMENT AND OPERATIONS AGREEMENT

This MANAGEMENT AND OPERATIONS AGREEMENT (this "Agreement") is made as of March 5, 2002, by and among CORPORATE VISION, INC., an Oklahoma corporation ("CVIA"), STONY'S TRUCKING CO., an Ohio corporation (collectively, the "Company") and GJG MANAGEMENT, LLC, an Ohio limited liability corporation (the "Manager").

RECITALS

WHEREAS, the Company is a duly authorized Ohio corporation, conducting business as a transporter of goods and commodities, and more particularly, as a non-asset based common and contract carrier, headquartered at 492 McClurg Road, Youngstown, Ohio 44512 (hereinafter, the "Business");

WHEREAS, B-Right Intermodal Transportation, Inc. and B-Right Trucking Co. are wholly owned subsidiaries of the Company;

WHEREAS, CVIA acquired the Company from a principal of the Manager pursuant to an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), and herein desires to engage Manager to manage the Business, and Manager desires to retain operate and manage the Business on the terms set forth herein;

WHEREAS, the acquisition of the Company by CVIA may be rescinded under certain circumstances pursuant to a Right of Rescission Agreement dated of even date herewith.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Appointment of Manager; Relationship of Company and the Manager.

Manager shall provide management and operational support services to the Company, as hereinafter provided. CVIA acknowledges that the Manager is owned by Gregory J. Gibson, a director and officer of CVIA and the sole director and officer of the Company. Nothing contained herein shall be deemed to make or render the Company a partner, co-venturer or other participant in the business or operations of the Manager, or in any manner to render Company liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Manager. Similarly, nothing contained herein shall be deemed to make or render the Manager a partner, co-venturer or other participant in the business or operations of the Company, or in any manner to render Manager liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Company.

2. Management Services.

Commencing on the date of this Agreement, Manager will provide, supply and render such management and operational support services as are necessary to provide service to the Company and, as more specifically described below, shall:

(a) Direct the administration and supervision of the finances of the Business, including payroll, taxes, accounting, bookkeeping, record keeping, managing or accounts payable, and accounts receivable, banking, financial records and reporting functions as they pertain to the business of the Company, with the power to make such changes therein, in its sole discretion. Manager shall prepare and maintain financial statements for the Business according to generally accepted accounting principles consistently applied sufficient to enable the Company to comply with its reporting requirements under the Securities Exchange Act of 1934.

(b) Cause the Company to select and employ all personnel necessary to service the Business of the Company.

(c) Supervise and control the purchase of all materials and supplies, and acquire, lease, dispose of and repair equipment and facilities necessary to provide safe and adequate service to the business of the Company.

(d) Cause the Company to commence and defend all legal actions, arbitrations, investigations and proceedings that arise due to events occurring in connection with the business of the Company during the term of this Agreement.

(e) Cause the Company to maintain the assets of the Company in good repair, order and condition, normal and reasonable wear and tear excepted.

3. Obligations of the Company and CVIA.

(a) Prior to the expiration of this Agreement, neither the Company nor CVIA shall, without the prior written consent of the Manager:

    Modify, amend, or do anything to affect the Business;
    Create or incur any indebtedness or other liability or obligation in connection with the assets of the Business;
    Enter into or terminate any lease, agreement, contract or other commitment in connection with the Business;
    Release or create or incur any mortgage, lien or other encumbrance with respect to the assets of the Business;
    Sell, abandon or otherwise dispose of any of the accounts of the Business;
    Make any commitment relating to any of the accounts of the Business;
    Cancel or waive any claim or right with respect to the accounts of the Business; or
    Take any action to cause the transfer of any funds or property of the Company or its subsidiaries to CVIA or its other subsidiaries without the prior written consent of the Manager.

4. Additional Agreements of the Manager.

The Manager agrees that at all times during the term of this Agreement it shall:

(a) Do nothing, and permit nothing to be done (which is within the control of the Manager), which will or might cause the Company to operate in an improper or illegal manner.

(b) Not cause default in any of the terms, conditions and obligations of any of the contracts and other agreements of the Company.

(c) To the extent permissible by law, maintain in full force its licenses and permits to operate and comply fully with all laws respecting its formation, existence, activities and operations.

(d) Allow the Company and the employees, attorneys, accountants and other representatives of the Company, full and free access to its books and records, and all of the facilities of the Company relating to the Business.

5. General and Administrative Activities.

All general and administrative activities and costs necessary to operate the Company and for the Manager to perform his duties hereunder shall be borne by the Company, including, but not limited to, all accounting, bookkeeping, record-keeping, paying, receiving and other fiscal or financial activities, provided that the Company and CVIA may enter into subsequent agreements to share or defer costs of certain facilities and operations of the Company or CVIA. The parties agree that during the term of this Agreement, the Company shall continue to pay Gregory J. Gibson a salary at rate of $150,000 for services as president of the Company and its subsidiaries.

6. Billing and Compensation.

During the term of this Agreement, Manager shall be entitled to compensation in an amount equal to $10 per month.

7. Term of Agreement; Termination of Rights.

(a) The term of this Agreement shall commence on its execution, and expire, unless terminated or extended in writing, on December 31, 2002. Notwithstanding the foregoing, this Agreement shall terminate automatically in the event CVIA's acquisition of the Company is rescinded pursuant to the Right of Rescission Agreement, in which event no party shall have any further obligation to the other. Upon termination of this Agreement, all books and records relating to the operation of the Business shall be immediately returned to the Company.

(b) Manager or CVIA may, at their option, terminate this Agreement upon ten (10) days' written notice to terminate this Agreement to the other party: (i) if the other party shall violate or be in material breach of any material provision, representation, warranty, covenant or undertaking in this Agreement, and such violation or breach is not cured within such ten (10) day period or such longer period as is required to effect a cure if reasonable efforts are made to cure the violation or breach within such ten (10) day period and the efforts are diligently prosecuted; or (ii) if the other party (a) makes an assignment for the benefit of creditors, (b) is adjudicated a bankrupt, (c) files or has filed against it any bankruptcy, reorganization, liquidation or similar petition or any petition seeking the appointment of a receiver, conservator or other representative, or (d) proposes a composition arrangement with creditors. The date on which this Agreement is terminated pursuant to Section 7(a) above or this Section 7(b) is hereinafter referred to as the "Expiration Date".

8. Indemnification.

(a) Manager shall indemnify, defend and hold harmless Company, CVIA and their respective affiliates, shareholders, officers, directors, employees, and agents, against and in respect of any and all losses, claims, damages, causes of action, actions, obligations, liabilities, deficiencies, suits, proceedings, actual out-of-pocket obligations and expenses (including cost of investigation, interest, penalties and reasonable attorneys' fees) (collectively, "Losses") arising out of or due to the gross negligence or willful misconduct of the Manager, its affiliates, agents, servants and/or employees in the operation of the Business under the provisions of the Management Agreement. The obligations set forth in this Section 8(a) shall survive for a period of one (1) year following the Expiration Date.

(b) Company shall indemnify, defend and hold harmless Manager and its affiliates, members, officers, employees, and agents, against and in respect of any and all Losses arising out of or due to the operation of the Business, other than Losses arising solely as a result of the gross negligence or willful misconduct of the Manager, its affiliates, agents, servants and/or employees. The obligations set forth in this Section 8(b) shall survive for a period of one (1) year following the Expiration Date.

(c) If a party entitled to indemnification (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which a party is obligated to provide indemnification (the "Indemnifying Party") pursuant to subsections (a) and (b) of this Section, the Indemnitee shall promptly give the Indemnifying Party notice thereof (Indemnification Notice"). Such Indemnification Notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Agreement. Except as provided below, the Indemnifying Party may compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party provides the Indemnitee a defense to a third party claim at the Indemnifying Party's cost with a qualified attorney, Indemnitee may participate and/or monitor the defense with an attorney of the Indemnitee's selection (at the Indemnitee's own expense). Provided that the Indemnifying Party pays for the full cost of the settlement of any claim, the Indemnifying Party may settle any claim without the consent of the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

9. Additional Provisions.

(a) This Agreement sets forth the entire understanding and agreement among he parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

(b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio applicable to agreements made, delivered and to be performed within such State.

(c) This Agreement may not be assigned by Company or Manager without the prior written consent of the other.

(d) All of the terms and provisions of this Management Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns. Except for affiliates of the Company and Manager and their respective shareholders, members, officers, directors, employees and agents, no person other than the parties hereto shall be a third party beneficiary of this Agreement or have any rights hereunder.

(e) No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

(f) No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Company.

(g) Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, telecopied to the addressee or mailed, certified or registered mail, or sent by a nationally recognized express courier service, postage or sending charges prepaid, and shall be deemed given when so delivered personally, telecopied, if by certified or registered mail, four days after the date of mailing, or if by express courier service, two days after the date of sending, to the addresses for CVIA and the Manager set forth in the Merger Agreement dated of even date herewith, and to such other address of addresses as CVIA or the Manager, as the case may be, may subsequently designate to the other by notice as set forth above.

(h) Any legal action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in the Court of Common Pleas of Mahoning County, Ohio or the United States District Court for the Northern District of Ohio, Eastern Division, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right to any party to service of process in any other manner permitted by law.

(i) If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

(k) The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Management and Operations Agreement as of the date first above written.

MANAGER:

GJG MANAGEMENT, LLC, an Ohio limited liability company

Gregory J. Gibson, Sole Member

CVIA:

CORPORATE VISION, INC., an Oklahoma Corporation

____________________________________

By: Gary Mays

Its: Chief Executive Officer

COMPANY:

STONY'S TRUCKING CO., an Ohio corporation

____________________________________

By: Gregory J. Gibson

Its: Chief Executive Officer